Exhibit 10.28

LOCKUP AGREEMENT

THIS LOCKUP AGREEMENT (the “Agreement”) is entered into as of this              day of                    , 20     (the Effective Date”) by and between                             (the “Shareholder”) located at                                                           and CareView Communications, Inc., a Nevada corporation (the “Company”), with a corporate address of 5000 Legacy Drive, Suite 480, Plano, Texas, 75024.

WHEREAS, the Shareholder holds                              shares of Common Stock of the Company (the “Securities”);

WHEREAS, the Company believes it is in the best interest of its shareholders to establish an orderly trading market for shares of the Company’s common stock; and

WHEREAS, the Company desires the Shareholder to refrain from selling Securities held by the Shareholder to encourage orderly trading in shares of the Company’s common stock;

NOW, THEREFORE, in consideration for an orderly trading market for shares of the Company’s common stock, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. LOCKUP OF SECURITIES. Shareholder agrees that from the Effective Date of this Agreement until EIGHTEEN-MONTHS (18) months after the date of this Agreement (the “Lock Up Period”), the Shareholder will not make or cause any sale of                                          shares of the Securities the Shareholder owns, either of record or beneficially, and of which the Shareholder has the power to control the disposition. After the completion of the Lock Up Period, the Shareholder agrees to not sell or dispose of more than 2.5 percent (2.5%) of the Securities per quarter over the following 12 months. Regardless of the foregoing, should a change of control (50% or more) occur, the terms of this Agreement shall become null and void. In addition, should the Shareholder determine he has an emergency need to sell some securities, the Shareholder may petition the Company for permission to do so, which approval will not unreasonably be withheld as long as such sale of securities, in the Company’s sole discretion, will not damage the trading value of the Company’s securities.

2. TRANSFER; SUCCESSOR AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Any transfer (not limited to, but including any hypothecation) of stock shall require the transferee to execute a Lock Up Agreement in accordance with the same terms set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. It is the intent of the parties to maximize the value of the Securities and therefore if an alternative structure to this Agreement achieves such intent the Shareholder agrees to participate in such structure. It is the intent of the parties to maximize the value of the Securities and therefore if an alternative structure to this Agreement achieves such intent the Shareholder agrees to participate in such structure.

3. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas.

4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. ATTORNEYS’ FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

6. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the Shareholder. No delay or failure on the part of the Company in exercising any power or right under this Agreement shall operate as a waiver of any power or right.

7. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party to this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

9. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

(Company)

Date: , 20
By:
Its:

CAREVIEW COMMUNICATIONS, INC.

Date: , 20
By:
Its: